                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Bank of Granite Corporation has two wholly owned subsidiaries as follows:

                                          Date of                State of
                    Name               Incorporation          Incorporation

      Bank of Granite                 August 2, 1906          North Carolina
      GLL & Associates, Inc.           June 24, 1985          North Carolina


Exhibit 21                         Page 1
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 182